U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2026
ARQ, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 24, 2026, the Board of Directors (the “Board”) of Arq, Inc. (the “Company”) appointed Peter Owino, 52, as the Company’s Chief Accounting Officer, effective September 1, 2026. Mr. Owino previously served as a consultant to the Company where he acted as its Interim Chief Accounting Officer. Mr. Owino will continue to serve as the Company’s principal accounting officer.
Mr. Owino has over twenty years of experience in accounting, finance, and Sarbanes-Oxley (SOX) compliance, in both private and public company settings. Prior to his appointment as the Company's Chief Accounting Officer, Mr. Owino was an accounting and finance consultant for Princeton Business Consulting, LLC ("Princeton Business Consulting"), a consulting firm focused on small to mid-sized businesses. Mr. Owino has served in various finance and accounting leadership roles, including as the Corporate Controller of Colliers Engineering & Design, a multidisciplinary engineering firm, from 2024 to 2026, and as the Chief Accounting Officer of Merchant e-Solutions, a merchant acquiring company and global payment processor from 2020 to 2022, where he successfully helped prepare the company for sale to a New York based private equity firm. From 2015 to 2020, Mr. Owino worked as a Director for KPMG New York, providing accounting advisory services. Before that, Mr. Owino was a Senior Director at Finjan Holdings, Inc. and also spent years working as a manager at both Deloitte & Touche and Ernst & Young. Mr. Owino holds a Bachelor of Commerce degree in accounting from Kenyatta University in Nairobi, Kenya. Mr. Owino is also a licensed certified public accountant.
On August 25, 2026, Mr. Owino and the Company entered into an employment agreement (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Owino will receive an annual base salary of $350,000 and be eligible to participate in both the Company’s short-term incentive plan with a target bonus opportunity of 55% of his base salary and the Company's long-term incentive plan with a target award of 75% of his base salary. In addition, Mr. Owino received 100,000 restricted stock awards (the “Inducement Awards”) as an inducement to join the Company as an employee, which Inducement Awards were granted outside of the Company’s 2026 Omnibus Incentive Plan. The Inducement Awards will vest in equal installments on each of the first three anniversaries of Mr. Owino’s start date, conditioned upon continued service with the Company.
In the event Mr. Owino is terminated without Cause or resigns for Good Reason (each as defined in the Agreement), the Agreement provides for the following severance benefits, subject to his execution and non-revocation of a release of claims: (a) 12 months of continued base salary payments; (b) payment of any short-term incentive or other cash bonus for the year in which such termination occurs based on actual performance; (c) accelerated vesting of all time-based equity awards; (d) accelerated vesting of all performance share units based on actual performance through the termination date; and (e) a lump-sum payment equal to 12 months of COBRA premiums. The Employment Agreement also includes standard non-compete, non-solicitation, confidentiality, inventions assignment, and incentive compensation clawback provisions.
The foregoing summary of the Agreement does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Mr. Owino’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Owino and any director, executive officer or other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Owino previously provided consulting services to the Company and acted as its Interim Chief Accounting Officer pursuant to a consulting agreement by and between the Company and Princeton Business Consulting, dated June 15, 2026 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, the Company paid Princeton Business Consulting an hourly fee of $350, subject to a monthly cap of $63,000, in exchange for Mr. Owino's services as Interim Chief Accounting Officer. During the term of the Consulting Agreement, the Company paid Princeton Business Consulting approximately $200,000. The Consulting Agreement terminated upon Mr. Owino’s appointment as the Company’s Chief Accounting Officer. Otherwise, there are no transactions in which Mr. Owino has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.
On August 28, 2026, the Company issued a press release announcing the appointment of Mr. Owino and grant of Inducement Awards described in this Current Report on Form 8-K, the full text of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between Peter Owino and Arq, Inc., dated August 25, 2026.*,**,***
99.1	Press Release, dated August 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Notes:
* – Management contract or compensatory plan or arrangement.
** – Portions of this exhibit have been omitted pursuant to Item 601(b)(10) as information that the Company customarily and actually treats that information as private or confidential and is not material.
*** – Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2026

Arq, Inc.
Registrant

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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